Exhibit 5.1

August 27, 2009

LML Payment Systems Inc.
1680-1140 West Pender Street
Vancouver, B.C. V6E 4G1

Re:           Registration of 6,000,000 Shares of Common Stock of LML Payment Systems Inc.

Ladies and Gentlemen:

This firm has acted as counsel to LML Payment Systems Inc., a corporation organized under the laws of the Yukon Territory (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), dated August 27, 2009, as same may be amended, filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 6,000,000 shares (the “Plan Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), which will be issuable under the Company’s 2009 Stock Incentive Plan (the “Plan”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Plan Shares have been duly authorized and when the Registration Statement relating to the Plan Shares has become effective under the Securities Act, and upon the issuance and sale in accordance with the Plan and in the manner contemplated by the Registration Statement, the Plan Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Munsch Hardt Kopf & Harr, P.C.
MUNSCH HARDT KOPF & HARR, P.C.

MHDocs 2197498_1 5169.4